Exhibit 10.1

SECOND AMENDMENT (this “Second Amendment”)

Dated November 20, 2018

to:

that certain AGREEMENT FOR THE PROVISION OF A LOAN FACILITY OF UP TO US$ 20,000,000 by and among Kreos Capital V (Expert Fund) L.P. (“Kreos”) and ReWalk Robotics Ltd. (the “Borrower”, and together with Kreos, the “Parties”), dated as of December 30, 2015, as amended by a First Amendment dated June 9, 2017 (as may be further amended, the “Loan Agreement”).

WHEREAS:

A.	As of November 18, 2018, the outstanding principal amount of the Loan under the Loan Agreement is US$ 9,690,412.36 (the “Outstanding Principal”). For the avoidance of doubt the aforementioned amount does not include the amount outstanding under the Note (as defined in Preamble B below); and

B.	In accordance with the First Amendment dated June 9, 2017 to the Loan Agreement, the parties restructured the Loan, and the Borrower issued to Kreos a Secured Convertible Promissory Note (the “Note”); and

C.	In accordance with a Waiver dated September 3, 2018, Kreos agreed, subject to the conditions specified therein, to defer the payments under the Loan Agreement and the Note that would otherwise be payable on September 3, 2018, and such payments were subsequently made in accordance with the terms of the Waiver; and

E.	The Parties wish to (i) provide for prepayment of the Note, and (ii) further restructure the Loan by changing the payment schedule for repayment of the Loan; and

F.	The Parties wish to enter into this Second Amendment to amend the Loan Agreement in accordance with the above and as further detailed herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereby agree as follows:

1.	Definitions

Unless otherwise defined herein, capitalized terms used but not defined in this Second Amendment shall have the meaning ascribed to them in the Loan Agreement.

2.	Repayment of Note

On the date hereof, the Borrower shall prepay the Note by paying to Kreos the total amount of US$ 3,600,000. Kreos agrees that such payment shall constitute payment in full of all amounts payable under the Note, including without limitation principal, interest and End of Loan Payments, and that upon receipt of such payment (i) Kreos shall have no further claim against the Borrower with respect to the Note, and (ii) Kreos shall promptly cancel the Note and return the cancelled original Note to the Borrower. To facilitate efficient closing, the Borrower and Kreos hereby agree that the purchase price previously committed to be paid by Kreos for the purchase of 12,000,000 units (the “Units”) and/or pre-funded units (the “Pre-Funded Units”; each Pre-Funded Unit consisting of one ‘pre-funded warrant’ and one ‘common warrant’ as described in the “Form S-1,” as defined below) in the Borrower’s offering pursuant to its effective registration statement on Form S-1 (File No. 333-227852) (“Form S-1”) and an underwriting agreement, dated November 16, 2018, between the Borrower and H.C. Wainwright & Co. LLC, as representative of the underwriters named therein (the “Representative”), will be netted against the repayment of the Note by the Borrower, such that (i) the Borrower will not be required to transfer funds to Kreos, (ii) Kreos will not be required to transfer funds to the Representative, and the Borrower will confirm to the Representative that it has received the consideration for the Units or Pre-Funded Units purchased by Kreos for an aggregate purchase price, at the applicable public offering price (i.e. up to $0.30 per Unit or up to $0.29 per Pre-Funded Unit), of US$ 3,600,000, (iii) the Borrower will be solely responsible for satisfying any obligation to the Representative with respect to the underwriting discounts and commissions relating to the Units or Pre-Funded Units so purchased by Kreos, and (iv) any balance of the Note not netted as provided in clauses (i) and (ii) above will, upon Kreos’ exercise of the pre-funded warrants contained in the Pre-Funded Units, be netted by the Borrower against the exercise price of such pre-funded warrants, such that Kreos will not be required to transfer funds to the Borrower for the exercise price of such pre-funded warrants.

3.	Restructure of Loan

The Parties agree that, effective as of the date hereof:

3.1.	Outstanding Principal

The repayment of the Outstanding Principal shall be in accordance with the repayment schedule attached hereto as Appendix B (the “New Repayment Schedule”), which shall supersede and replace any and all existing Repayment Schedules.

3.2.	Prepayments

Section 5.4 of the Loan Agreement shall be replaced with the following:

“The Borrower shall be entitled to prepay the Loan, in whole but not in part, subject to the following conditions:

a)	The Borrower shall submit to Kreos an irrevocable written notice for prepayment of the Loan, at least thirty (30) days in advance, indicating the amount to be prepaid (the “Prepayment Sum”) and the date of prepayment, provided that such prepayment shall be made on the last day of a calendar month;

b)	In the event that the Borrower prepays the Loan in accordance with this Section 5.4, the Prepayment Sum shall be the outstanding principal of the Loan (without any interest) plus (i) in case prepayment is made within twelve (12) months of the date of the Second Amendment to this Loan Agreement, an amount of 5% of the outstanding principal of the Loan Facility Amount at that time; or (ii) in case prepayment is made more than twelve (12) months after, but within twenty-four (24) months of, the date of the Second Amendment to this Loan Agreement, an amount equal to 3% of the outstanding principal of the Loan at that time; or (iii) in case prepayment is made more than twenty-four (24) months the date of the Second Amendment to this Loan Agreement, an amount equal to 1% of the outstanding principal of the Loan at that time.

c)	The Borrower shall also pay Kreos:

(1)	the End of Loan Payment;

(2)	all unpaid Transaction Fee (if any); and

(3)	all other sums payable by the Borrower to Kreos under the Loan Agreement (including without limitations the fees and payment to be made according to the provisions of Sections 10 and 11 of the Loan Agreement).”

4.	Amendment of Warrant

Simultaneously with the execution of this Second Amendment, the parties are also entering into an amendment to the Warrant Instrument that was issued pursuant to the Loan Agreement.

5.	No Default

Kreos hereby consents that the restructure of the Loan as set forth herein shall not constitute an Event of Default, a breach of any representation or warranty on the part of Borrower, or a failure of any condition in the Loan Agreement or the Security Documents.

6.	Survival of Provisions

Except as otherwise expressly amended hereby as set forth above, the terms, conditions, agreements and provisions set forth in the Loan Agreement and the Security Documents and all other documents executed in connection therewith shall remain in full force and effect.

7.	General Provisions

7.1.	Expenses

The Borrower shall bear the costs and expenses, including legal expenses, incurred by Kreos in connection with the negotiation and execution of this Second Amendment and any other document and/or agreement that may be required in order to implement the foregoing up to US$5,000 plus VAT.

7.2.	Entire Agreement

This Second Amendment shall be deemed for all intents and purposes as an integral part of the Loan Agreement. The Loan Agreement, as amended by the First Amendment and this Second Amendment, together with all ancillary documents thereunder, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, between the parties hereto with respect to the subject matter hereof. In the event of any contradiction between the terms of the Loan Agreement and the terms of this Second Amendment, the terms of this Second Amendment shall prevail.

7.3.	Counterparts

This Second Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by facsimile or email shall be effective as delivery of a manually executed counterpart of this Second Amendment.

-	– Signature page follows –

IN WITNESS WHEREOF, the undersigned have executed this SECOND AMENDMENT as of the date set forth above.

BORROWER

Signed

/s/ Ori Gon
For and on behalf of

REWALK ROBOTICS LTD.

Name:	Ori Gon

Title:	Chief Financial Officer

KREOS

Signed
/s/ Raoul Stein
For and on behalf of

KREOS CAPITAL V (Expert Fund) L.P.

Name:	Raoul Stein

Title:	General Partner

Appendix A

New Repayment Schedule

Date	Capital	Interest	Total	Gross loan balance	Net loan balance
20 Nov 18	0.00	0.00	0.00	9,690,412.36	8,768,831.10
1 Dec 18	423,082.64	113,684.94	536,767.59	9,267,329.72	8,345,748.45
1 Jan 19	139,690.10	128,693.69	268,383.79	9,127,639.62	8,206,058.35
1 Feb 19	140,941.49	127,442.30	268,383.79	8,986,698.13	8,065,116.86
1 Mar 19	142,204.09	126,179.70	268,383.79	8,844,494.04	7,922,912.77
1 Apr 19	143,478.00	124,905.79	268,383.79	8,701,016.04	7,779,434.77
1 May 19	144,763.33	123,620.47	268,383.79	8,556,252.71	7,634,671.45
1 Jun 19	146,060.16	122,323.63	268,383.79	8,410,192.55	7,488,611.28
1 Jul 19	147,368.62	121,015.17	268,383.79	8,262,823.93	7,341,242.66
1 Aug 19	148,688.80	119,695.00	268,383.79	8,114,135.13	7,192,553.86
1 Sep 19	150,020.80	118,362.99	268,383.79	7,964,114.33	7,042,533.06
1 Oct 19	151,364.74	117,019.06	268,383.79	7,812,749.59	6,891,168.33
1 Nov 19	152,720.71	115,663.08	268,383.79	7,660,028.88	6,738,447.61
1 Dec 19	154,088.84	114,294.96	268,383.79	7,505,940.05	6,584,358.78
1 Jan 20	412,085.42	112,914.58	525,000.00	7,093,854.62	6,172,273.35
1 Feb 20	415,777.02	109,222.98	525,000.00	6,678,077.60	5,756,496.33
1 Mar 20	419,501.69	105,498.31	525,000.00	6,258,575.91	5,336,994.64
1 Apr 20	423,259.73	101,740.27	525,000.00	5,835,316.19	4,913,734.92
1 May 20	427,051.43	97,948.57	525,000.00	5,408,264.76	4,486,683.49
1 Jun 20	430,877.10	94,122.90	525,000.00	4,977,387.66	4,055,806.39
1 Jul 20	434,737.04	90,262.96	525,000.00	4,542,650.62	3,621,069.36
1 Aug 20	438,631.56	86,368.44	525,000.00	4,104,019.07	3,182,437.80
1 Sep 20	442,560.96	82,439.04	525,000.00	3,661,458.10	2,739,876.83
1 Oct 20	446,525.57	78,474.43	525,000.00	3,214,932.53	2,293,351.26
1 Nov 20	450,525.70	74,474.30	525,000.00	2,764,406.83	1,842,825.56
1 Dec 20	454,561.66	70,438.34	525,000.00	2,309,845.17	1,388,263.91
1 Jan 21	458,633.77	66,366.23	525,000.00	1,851,211.40	929,630.13
1 Feb 21	462,742.37	62,257.63	525,000.00	1,388,469.04	466,887.77
1 Mar 21	466,887.77	58,112.23	525,000.00	921,581.27	0.00